Exhibit 99.1

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EDITED TRANSCRIPT

SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

EVENT DATE/TIME: MARCH 05, 2013 / 10:00PM GMT

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

CORPORATE PARTICIPANTS

James Debney Smith & Wesson Holding Corporation - President & CEO

Liz Sharp Smith & Wesson Holding Corporation - VP- IR

Jeff Buchanan Smith & Wesson Holding Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Reed Anderson Northland Securities - Analyst

Cai von Rumohr Cowen and Company - Analyst

Ronald Bookbinder The Benchmark Company - Analyst

Jim Barrett CL King & Associates - Analyst

Rommel Dionisio Wedbush Securities - Analyst

Scott Hamann KeyBanc Capital Markets - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the quarter three 2013 Smith & Wesson Holding Corporation earnings conference call. My name is Patrick and I’ll be your coordinator for today. At this time, all participants are in listen-only mode. We will conduct a question-and-answer session toward the end of this conference.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to your host for today, Mr. James Debney, President and CEO. Please proceed, sir.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Good afternoon, everyone, and thank you for joining us today. Before we begin, I want to say a few brief words about Newtown. As members and long time residents of this very close New England community, we at Smith & Wesson were shocked and deeply saddened by the horrible tragedy at Sandy Hook. I speak on behalf of each of our employees in sending our thoughts and prayers to those affected. Now I’ll turn the call over to Liz Sharp, Vice President of Investor Relations, who will give us some information about today’s call.

Liz Sharp - Smith & Wesson Holding Corporation - VP- IR

Thank you and good afternoon. Our comments today may contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding sales, margins, expenses and earnings for future periods, our product development and strategies, and liquidity and anticipated cash needs and availability. Our forward-looking statements represent our current judgment about the future and they are subject to various risk and uncertainties.

Risk factors and other considerations that could cause our actual results to be materially different are described in our Securities filings, including our Forms 8-K, 10-K and 10-Q. You can find those documents as well as a replay of this call on our website at smith-wesson.com. Today’s call contains time sensitive information that is accurate only as of this time and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

I have a few important items to note with regard to our comments today. First I want to remind everyone that when James and Jeff discuss future backlog that backlog is always cancelable until shift. Second, we reference non-GAAP adjusted EBITDAS on this call. Note that the reconciliations of GAAP net income to non-GAAP adjusted EBITDAS and estimated GAAP income from continuing operations to estimated non-GAAP adjusted EBITDAS can be found in today’s filing as well as today’s earnings press release which are posted to our website. And lastly, you should note that this call references only our continuing operations. For the results of our discontinued operations, please refer to our 10-Q for the period ending January 31 which filed this afternoon. James?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Liz. With me on today’s call is Jeff Buchanan, our Chief Financial Officer. Later in the call, Jeff will provide a recap of our financial performance and an updated outlook. Our third-quarter results demonstrate continued success in executing on our growth strategy which is underpinned by our focus on the core firearm business. The strength of our business was reflected in strong demand across our firearm product portfolio, particularly for our flagship M&P polymer pistol and M&P modern sporting rifles. These results were driven by continuing strength in the consumer market for firearms combined with our ongoing efforts to expand our production capacity of M&P branded products. A fuller impact of our ongoing capacity expansion efforts should be felt in the fourth quarter.

With that let me provide some of the highlights from the third quarter. Sales for the quarter rose an impressive 38.8% year-over -year. Gross margins grew significantly and we continue to successfully leverage operating expense. All thanks to the combined efforts of sales, marketing, new product development and operations. Our sales team rolled out a new go to market strategy which vastly simplified our discount structure and moved us much closer to a net pricing model.

We continue to demonstrate our strong track record of new product development, and marketing launched several new firearms at SHOT show in January, all of which of drew an enthusiastic response and incremental orders from our customers, further increasing our backlog. Based on the strong demand for our high-value product portfolio of firearms, order backlog more than doubled during the quarter. As of January 31, we had more than a year of sales reflected in backlog. And lastly, as part of our primary objective to create value for stockholders, during the quarter we purchased $20 million worth of our common stock.

Our industry is currently part of a very important national discussion about how to cope with violence in our communities. The outcome of this discussion has yet to be determined and we will not speculate on this today. We support a comprehensive approach to preventing violence in our communities through those efforts that we believe will make a difference. As such, we are participating in that discussion through our industry’s representatives at the National Shooting Sports Foundation. We will continue to monitor closely the political and legislative landscape as the conversation evolves.

In the meantime, our growth strategy remains focused on taking share with the M&P polymer pistol, leveraging our established high-value product portfolio and building an extremely flexible manufacturing operation. Combined these elements will allow us to be responsive should the market and/or legislative developments drive a change in future demand. With that I’ll ask Jeff to review financial results.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thank you, James. Revenue for the quarter was $136.2 million. This is an increase over the prior year of $38.1 million, or 38.8%, and above the high end of our guidance. We were at maximum production capacity during this quarter which included nine days of planned holiday shutdown plus an approximate two-day impact from Hurricane Sandy.

Gross margins continue to rise and were 36.8% in the quarter as compared with 30.6% last year. This is an increase of over 6 percentage points and resulted from a planned favorable mix, increased volumes and to a lesser degree, incremental price adjustments over a small number of SKUs and reduced discounts. We also continued to see benefits from the realization of our cost savings initiatives. Our operating expenses continued to decline as a percentage of revenue. In fact, the year-to-date operating expenses have only risen 3.3% over the prior year while revenue has risen almost 45%. In the quarter, operating expenses were $22.1 million, or 16.2% of revenue versus last year’s $19.7 million, or 20.1% of revenue.

Although there were many puts and takes, the primary difference was due to increased incentive compensation costs in G&A. We have made a conscious successful effort to focus on spending less on operating expenses overall and we have expect OpEx in the fourth quarter will remain in this range. As noted before, however, in the long term we expect to spend more in marketing and advertising in support of our growth strategy. Thus we do expect the spending of those areas will eventually rise.

But this leverage of our operating expenses as well as our focus on achieving efficiencies in manufacturing have combined to deliver operating income in Q3 of 20.6% versus 10.5% last year. Net income in Q3 was $17.5 million, or a diluted EPS of $0.26, which was more than 3 times the level of net income from last year of $5.4 million, or a diluted EPS of $0.08. Non-GAAP adjusted EBITDAS was $33.3 million compared with $14.8 million last year. Our adjusted EBITDAS has now been above $30 million for four consecutive quarters and our fiscal year-to-date nine-month adjusted EBITDAS is just over $100 million.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

So now let’s take a look at a few balance sheet items. At the end of Q3, we had no borrowings under our $60 million credit facility, $43.6 million of 9.5% senior notes outstanding and a cash balance of $62 million. This is approximately the same level of cash we had at the beginning of the quarter despite buying back 2.1 million shares of our own stock in December for a total of $20 million. Capital expenditures were $12.6 million for the quarter and $28.4 million for the fiscal nine-month period. We continue to focus on capacity expansion as well as investing in the maintenance and health of our infrastructure and systems, particularly in operations and IT. Currently we believe capital expenditures in fiscal 2013 will approximate $35 million to $40 million.

In looking at our capital structure, our first focus is to use our net cash balance to invest in our business and to provide us optimal flexibility to address opportunities that might arise in the market. To the extent that we — I believe there is excess cash beyond that, we may buy back our stock and/or our debt depending on the circumstances. With that I’ll turn the call back over to James for a discussion of our operational results.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Jeff. As I stated earlier, the third quarter demonstrated continuing strength in our core firearm business and in the overall US consumer market for firearms as measured by adjusted mix background checks data and by ongoing high levels in our backlog. In the third quarter, our total firearm unit sales into the consumer channel, excluding Walther, increased by 35.8%. This compares to adjusted NICS growth for the same period of 61.8% and leads to us believe that inventory in the channel has been severely depleted as demand outstripped the availability of our products. In speaking with several of our distributors and many firearms retailers, we have confirmed this to be the case.

In terms of dollars, total sales in our domestic consumer channel during the third quarter, again excluding Walther products, were $106.8 million, which is almost 35% higher than last year. We are extremely pleased with this result, especially when you consider the inventory we built in order to facilitate our latest product launch and increase service levels for the coming hunting season as well as the approximate two-day impact of Hurricane Sandy. While sales have been constrained by the rate at which we can intelligently add capacity, we have remained and intend to remain focused on our long-term growth strategy.

Turning now to our professional channel, which includes international sales, third-quarter revenue, again excluding Walther products, was $16.2 million, an increase of 56.1% over the comparable quarter last year. This growth was due to increased orders of M&P pistols and M&P modern sporting rifles to several domestic law enforcement agencies, including the San Antonio Police Department, as well as increased shipments to Puerto Rico, Canada and Australia.

Turning to backlog, at the end of January, backlog totaled $667.8 million, an increase of $469.3 million compared with the end of the third quarter last year and an all time record high in the history of the Company. During the quarter the backlog increased by $335.1 million. As I have said before, our backlog is not indicative of future sales, especially when it continues to exceed our manufacturing capacity.

Since there was very little of our product in the channel, we believe that some firearm retailers have placed orders through our distributors that exceed their actual requirements. Thus there is a very real possibility that these excess orders may have resulted in our distributors placing excess orders with us thereby potentially in placing our backlog. We have worked closely with our distributors to minimize this occurrence, but there is no way to know for sure whether or not there is excess in our backlog.

With regard to Walther, as previously announced, we are in the process of concluding our distribution agreement. Beginning May 1, our relationship with Walther will focus solely on our reciprocal manufacturing agreement. We originally thought Walther sales in Q3 would be lower than in Q2, but the combined influence of the market environment, product availability and previously planned promotions allowed us to accelerate the rundown of the residual inventory in Q3. Therefore, Walther sales in Q4 should be significantly lower.

New product innovation remains an important element of our strategy. At this year’s SHOT show we introduced firearm retailers and trade media to a number of new products within our highly popular M&P family. These included the M&P Pro Series C.O.R. E., a competition optics ready polymer pistol from our performance center that has a number of high end features and is designed for the demanding competitive shooter.

We also launched the M&P10 which expands our popular line of modern sporting rifles with a .308 caliber in several versions for both law enforcement and for hunters. The M&P10 was especially well received by the law enforcement community. Our new product pipeline is very healthy and we will continue to enhance it. We will only launch these new products strategically. That simply means, when we are ready and when there is a need in market.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

In conclusion, as we navigate the waters of what is currently a very dynamic industry, we will focus on staying prepared as best we can to changes in the marketplace no matter what the drivers are. We will do this by continuing to invest in marketing initiatives that communicate with the consumer and support our dealer base, add flexible capacity both internally and externally, invest in the latest manufacturing technologies, seek process improvements and cost reductions and improve the processes we use to operate our business and distribute products in the marketplace. And with that, I will ask Jeff to provide our financial outlook.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thank you, James. For the fourth quarter, we estimate net sales of between $165 million and $170 million. We have noted before backlog continues to outstrip our ability to add production, thus this fourth quarter estimate is mostly based on our capacity. EPS for the quarter is estimated to be in the range of $0.38 to $0.40 as we expect it to continue to increase in gross margins. For the full year, we now estimate net sales of between $575 million and $580 million. And with our gross margins expected to exceed 37% for the full year and our operating margins expected to approach 22%, we now estimate our diluted EPS for the year will be between $1.17 and $1.19, and non-GAAP adjusted EBITDA at approximately $150 million. We estimate the full year tax rate at 36%. Our fiscal year weighted average share count at approximately 66.5 million. James?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks, Jeff. Operator, please open up the call for any questions from our analysts.

QUESTION AND ANSWER

Operator

(Operator Instructions) Reed Anderson, Northland Securities.

Reed Anderson - Northland Securities - Analyst

James, I’ll start with you at the high level, and obviously no one can predict the future, and there is a lot of uncertainty or dynamic events going on, but is it at the point where you’re — as you manage your Business, you’re going to be looking into the face of another fiscal year pretty soon starting, are you starting to think about maybe dialing back some investments, whether it’s product related or expansion related just due to that uncertainty, or has it not really gotten to that point?

James Debney - Smith & Wesson Holding Corporation - President & CEO

No, certainly regards it hasn’t gotten to that point. As I stated in the prepared remarks, we’re staying the course with our growth strategy that has a focus on taking share with the M&P polymer pistol. So no change.

Reed Anderson - Northland Securities - Analyst

Good, good. And then in terms of I think you guys took a price increase in January. I was curious, what was the level on average that you took in January?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Well, as Jeff referred to some price increases that were across a small number of SKUs, he’s — in terms of the timeline that they were taken over it really was over the last nine months approximately. So you’re just seeing the full impact of some of those. We haven’t disclosed any of the details of those.

Reed Anderson - Northland Securities - Analyst

Okay, but if it’s along the lines of your standard practice of likely taking a price increase most years. It’s along those lines?

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, standard practice, always look at pricing strategically, thorough evaluation process, what’s the competitive set doing? What do our gross margins look like, are they acceptable? How will the consumer think about this, and so on.

Reed Anderson - Northland Securities - Analyst

Okay, perfect. That’s great. And then last one for you, James, in terms of growth rates, I think with not everybody wants to believe this, but your growth has been very balanced, which is really nice to see across your segments. Do you anticipate that continuing going forward here, or do you see based on what you’re seeing in demand for these products that there might be some shifting going on?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, obviously very difficult to say. There’s a lot of noise out there at the moment. Could there be a cooling of demand, has there been a buy forward, lots of questions like that. All I can really say is that we’re prepared, should there be a softening in demand, we’ve done our best to insulate ourselves. The first line of defense we described before is through our outsourcing activities.

In addition, internally which we don’t disclose, we’ve laid out multiple scenarios about what could happen, and each of those scenarios has a matching contingency plan, and there’s lots of variables that we can play with. At the end of the day, the objective there is preserve margins, okay, I’m talking in the context of a cooling here in demand, and our in-house unit volume so that we don’t have an overhead absorption issue. But remember where the levels of our backlog currently are. And as I said quite clearly we don’t take the backlog to the bank. It’s not indicative of future revenues. But it does give us a real sense for the acceptance of our products out in the marketplace.

Reed Anderson - Northland Securities - Analyst

And then a quick question for you, Jeff, in terms of the G&A aligned, I think you had talked about the growth there was due to ERP system implementation and incentive comp. What was the — roughly speaking can you give a sense of what each one of those? Was it fairly balanced between the two?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

No, actually most of the increase was related to the incentive comp.

Reed Anderson - Northland Securities - Analyst

It was, okay.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes. The amounts that we spent on ERP were actually offset by areas — other areas that we had saved.

Reed Anderson - Northland Securities - Analyst

Okay, that’s great. I’ll stop there, let somebody else jump in. Thanks, best of luck.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

Cai von Rumohr, Cowen.

Cai von Rumohr - Cowen and Company - Analyst

Yes, good quarter. So a couple of questions. First you mentioned the backlog up $335 million. That’s sequentially or year to year?

James Debney - Smith & Wesson Holding Corporation - President & CEO

That one was sequentially.

Cai von Rumohr - Cowen and Company - Analyst

Okay, okay. And then so you had mentioned that the G&A — excuse me, that the Op expenses in the fourth quarter were going to be in the range of the third quarter. Is that in absolute terms or as a percent of sales?

James Debney - Smith & Wesson Holding Corporation - President & CEO

That is in absolute terms.

Cai von Rumohr - Cowen and Company - Analyst

Okay. Well, where’s the tax rate going to be? Because I come up with a number that would be quite a bit above what you’re talking about if it’s only $22 million, $23 million?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

The tax rate is 36%.

Cai von Rumohr - Cowen and Company - Analyst

Okay, okay. And then you’d mentioned the price hikes and — but you also I think mentioned that there were fewer discounts. Can you give us, without getting into specifics of individual products, what sort of a percentage difference is that to the net price?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Just, Cai, starting with the price increases. There weren’t really hikes, there were a small number of price increases across a number of SKUs that had been implemented in the past nine months. In terms of the new go to market strategy which we deployed, which ultimately, as we said, was to move much more closer to a net pricing model, we haven’t disclosed the impact of that, and will not be disclosing.

Cai von Rumohr - Cowen and Company - Analyst

Well, was that one of the reasons for the better profitability, that you used to give larger discounts and so now you’re giving smaller discounts? Is that just —

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

I think Jeff really covered it adequately in the prepared remarks, where he was talking about the impact of these price increases, a small number of SKUs and the changes to — the impact of the changes to the discount structure.

Cai von Rumohr - Cowen and Company - Analyst

Okay. And then, so we think about next year, that’s farther off. But Walther will be essentially a zero, and this year looking at the numbers it looks like it’s going to be $39 million to $40 million. What’s the key issue for next year? Is it — obviously demand is an issue, to what extent is — if you do — as it looks like you do $165 million to $170 million in the fourth quarter, is that a sustainable run rate next year? If I take out Walther, so it’s going to be I don’t know what, low 160s? Is that — is capacity still an issue for next year?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Cai, we can’t speculate on that one. Next quarter we look forward to giving guidance for the year. Obviously, we’ve just given guidance, as you know, for the current quarter so you can get a real feel for what we’re thinking there. We said Walther will be significantly lower than in Q3 as we wind down that business and as you know, that’s part of a strategic initiative to terminate that relationship, that long-standing relationship. And as we’ve described before, you understand the issues of gross margin with those products, as well.

For us, is the gross margins overall sustainable? We believe so. You have to remember there are three drivers that we focus on and that’s growth, cost and efficiency, and we’re not overly reliant on any single one. We’ve demonstrated, so we’ve successfully executed on value adding initiatives in each of these areas and we intend to continue doing so in each of these areas.

So, as you know, one of the primary objectives is share gain. And it’s share gain will remain a focus, and it’s share gain and whatever the size of overall market, strong, weak market, big, small. It’s share gain across our product portfolio but strongly led by our M&P polymer pistol growth efforts, which is the largest space and the largest addressable segment of the overall firearms market.

Cai von Rumohr - Cowen and Company - Analyst

Terrific. And one last one, you mentioned incentive comp was up in the quarter. Can you give us essentially what was it for the year? Is it close to the ceiling, so it’s not likely to go up much in the fourth quarter? And so does that mean next year it’s like the sales are not quite as strong, it gives you a little help in terms of incentive comp might be lower?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, yes. We tend to estimate our compensation expenses for the year and then allocate that over the quarter, based on, in essence, how it’s earned. And certainly we are performing well, so you can assume that we’re reaching the maximum levels. Okay, terrific. Thank you very much.

Operator

Ronald Bookbinder, The Benchmark Company.

Ronald Bookbinder - The Benchmark Company - Analyst

Once again a nice quarter with nice cost controls. You talked about intelligent capacity growth, could you give us some color on the owned capacity growth versus the outsourcing?

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

In terms of the relative size?

Ronald Bookbinder - The Benchmark Company - Analyst

Percentage growth, yes.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes. We really don’t — we don’t disclose that, Ron, not at all. We’ve [circling] about it for several quarters, we’ve described what a strategic initiative is in terms of that capacity growth, why we’ve done it both to accelerate our growth and both to insulate it in the future. But really we don’t go into the numbers, That’s a competitive advantage.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

And, Ron, I would add that to make sure you understand that when we said we outsource, it’s not outsourcing a product like an — it’s basically machine capacity mostly. So it’s a variety of parts and components that are outsourced, all the assembly is done here. So it’s not as clean as saying X percent was outsourced here and there, because it varies based on the product.

Ronald Bookbinder - The Benchmark Company - Analyst

Okay. But so you are increasing your own capacity growth with your market share gains, which shouldn’t deteriorate so much compared to a demand growth gain, correct?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

You think you could actually restate that again?

James Debney - Smith & Wesson Holding Corporation - President & CEO

I got the piece about what you’re saying is how we — you’re really looking at how do we balance our internal, external capacity gains?

Ronald Bookbinder - The Benchmark Company - Analyst

Correct.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Versus our share gain? Okay, yes. I can give you a little color there, in terms of we won’t let the outsourcing component get too big, for example, so that we don’t become — the risk there as you become over reliant on it. So there’s a balance, yes, with internal capacity growth, as well. But at the same time, we still want to have that outsource capacity to be big enough to act as that layer of insulation as well as be something that we can lean on to accelerate growth in terms of share gain.

Ronald Bookbinder - The Benchmark Company - Analyst

And is there a margin difference between the two and how many basis points would that be?

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, we don’t disclose that type of information. We’ve never called that out, Ron.

Ronald Bookbinder - The Benchmark Company - Analyst

Okay.

James Debney - Smith & Wesson Holding Corporation - President & CEO

But you can make your own — obviously you can make your own assumptions on components that are manufactured in-house and components that are manufactured with a strategic partner.

Ronald Bookbinder - The Benchmark Company - Analyst

All right. And your average selling price for the quarter, how much did that increase year over year? And is the growth of that sustainable?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Actually, Ron, it’s not a metric that we really use and it’s not a metric that we give. In the firearm industry, the only thing that would reflect would be a change in NICS and you can see that if you look at the Q, the NICS has stayed fairly constant as another analyst had noted. So — but if you want to, you can try to back into it in the Q, but otherwise we don’t generally give that out.

Ronald Bookbinder - The Benchmark Company - Analyst

Okay. And what do you see in the future for the commodity costs going into your products?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Nothing, no change really big enough that causes any concern, absolutely not.

Ronald Bookbinder - The Benchmark Company - Analyst

Okay, great. Thanks for taking my question.

Operator

Jim Barrett, CL King & Associates.

Jim Barrett - CL King & Associates - Analyst

James, is your R&D spending which was flattish year over year, is that being constrained by challenges in finding qualified firearm designers and engineers?

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

No, not really. For us our new product pipeline remains very healthy. We’re always looking to enhance it, as we said. It’s a key component of our overall growth strategy, as you know, and I think we’ve demonstrated a great track record there. So we don’t see that as constraint. We’re always on the lookout for good people. So if you know of any, send them our way. We’d appreciate that.

Jim Barrett - CL King & Associates - Analyst

All right. And you’re obviously a new Management team than the one the Company had in the past. In terms of capital allocation besides buying back stock or buying back bonds, has the Board considered revisiting the idea of growing through acquisitions given the well known properties that are on the selling block currently?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Well we’re not obviously going to comment on any M&A activity. What I will say, this is a small industry and given our disciplined focus on firearms, we will always strategically look and evaluate anything that opportunistically comes along. As you think about the ways we use cash, I think we’ve demonstrated that we have a very rigorous and disciplined best use of cash evaluation process that Jeff runs with his team on a continuous basis. And that’s why you’ve seen us do certain things with our cash. We’re not going to tell you why we do those things because that will tell you the outcome of our evaluation process, but we will always tell you what we did.

Jim Barrett - CL King & Associates - Analyst

On a related note, clearly the Company is generating substantial cash, and appears as if it will for the foreseeable future. Is the idea of providing either a special dividend or a regular dividend also under contemplation?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Well, that comes again to that rigorous disciplined best use of cash process. Anything is a factor. We have — as Jeff describes, we have primary objectives, which is obviously to reinvest in the Business. We maintain our focus on firearms.

Jim Barrett - CL King & Associates - Analyst

Well, thank you very much.

Operator

(Operator Instructions) Rommel Dionisio, Wedbush.

Rommel Dionisio - Wedbush Securities - Analyst

Gentlemen, I think you in recent months talked about some vertical integration initiatives maybe bringing some coatings or injection molding or stamping in-house, and given your initiatives that you’re announcing today in terms of boosting capacity in Q4, does that slowdown that process, or is that still something you’re thinking about or pursuing going forward?

James Debney - Smith & Wesson Holding Corporation - President & CEO

As we’ve described before, Rommel, that’s part of an ongoing process. It really is and it’s part of our overall capital plan. As we’ve said before, we have many uses for capital expenditure, from investing in capacity to deploying a new ERP system to infrastructure improvements to vertical integration to new product development and the list goes on and on as you can imagine. So yes, it’s still part of an ongoing initiative, but really we’re not in a position to update yet.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Rommel Dionisio - Wedbush Securities - Analyst

Okay, fair enough. Thanks very much.

Operator

Scott Hamann, KeyBanc Capital Markets.

Scott Hamann - KeyBanc Capital Markets - Analyst

In terms of the backlog, has the composition of the products in there changed dramatically over the last several quarters? Or even on a year-over-year basis?

James Debney - Smith & Wesson Holding Corporation - President & CEO

As you know, we don’t disclose the mix or the breakdown of backlog. What we have done in the past is give a little bit of color to it, and that’s to say that as you can imagine, there are certain products that still remain in hotter demand than other products, such as the M&P Shield, the BODYGUARD 380, certain revolvers, 1911s and so on. There’s still some of — those are still the hot products that you still see large chunks in our backlog.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And in terms of the capacity that you have, where are some of the big bottlenecks that you’re encountering along the process? Is it really on the — getting the products in supply chain?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Let’s say the bottlenecks are fairly well balanced throughout the whole process, throughout the whole supply chain. I would say the only area where there isn’t a bottleneck is in assembly, which Jeff referred to earlier, because there’s simply an assembly process. As you know, we’re core competency in terms of manufacturing is precision cutting of metal, and another one is molding of plastic components. So, I would say that again go back to the fact whatever we’re doing and whatever our vendors are doing, it’s fairly balanced in terms of bottleneck.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And in terms of your overall thoughts with respect to capacity, given the level of demand that we’ve seen even over the last six to nine months, has anything changed in your mind with respect to your longer term plans based on this level of demand? Are you inclined to try to chase some of this or are you going to continue to take more of a measured approach with your production schedules?

James Debney - Smith & Wesson Holding Corporation - President & CEO

We’ll just stay as I said earlier, intelligently adding capacity where we think it’s appropriate. You have to remember that we’ve been capacity constrained for four quarters at least now. So in terms of the heightened demand that we’re seeing at the moment, there is no real impact on Smith & Wesson and our level of shipments. It’s more about the level of inventory in the channel.

And going back to what I was saying earlier, we’ve laid out multiple scenarios and each of those has a matching contingency plan. So, we have lots of variables that we can play with, lots of levers to pull, buttons to press. The objective, though, preserve margins and in-house unit volumes, so we don’t have an overhead absorption issue.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Scott Hamann - KeyBanc Capital Markets - Analyst

Right. And then James, I know one of the strategic initiatives for you is to increase market share with any M&P handgun platform. Is there any quantification you can give us with how that’s gone since you implemented it last year?

James Debney - Smith & Wesson Holding Corporation - President & CEO

No, I can only — we’re not going to disclose any share numbers or any history. But what I can say is what we’ve always said is, we continue to invest in capacities for the M&P polymer pistol. We launched new products into that family. We did the M&P Shield at the NRA annual meeting last year. We just did the M&P C.O.R. E. for the competitive shooter at the SHOT show this year. So, we’re looking to make additions, enhance that family of polymer pistols, and that’s going very well, as you know.

Scott Hamann - KeyBanc Capital Markets - Analyst

Yes, okay. Sorry, I just got one for Jeff. Jeff, in terms of the operating expenses, I think last quarter you had guided to up to a 10% sequential increase in those and you were going to invest in some market share gain initiatives or whatnot. Was that just — what happened with that, and doesn’t look like that’s in the plans for the fourth quarter, so has that been pushed out into potentially fiscal ‘14?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes. We basically, in this environment you don’t really need to do a lot of promotions or advertising or any kind of marketing programs. So I think that marketing is — we still intend to roll out programs. The programs that we’re doing now are more of brand enhancements and not promotion with respect to products or taking market share.

Because right now we’re basically selling everything we can make. So yes, some of that increase has been deferred. We think we can keep it at this level for another quarter, and then we’ll give guidance on it. We’ll give guidance next quarter for next year.

Scott Hamann - KeyBanc Capital Markets - Analyst

Right and — okay, fair enough. And then, Jeff, you’re sitting at your 22% high end of your operating margin target here long term financially. Are we still looking for upside there, or — where’s that going to come from? Some general thoughts around that.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well we have obviously successfully executed on our — these basically these initiatives that we have undertaken. And the drivers for our margins are the same things that James had mentioned, which is growth, cost and efficiency. So, we believe that our focus is to continue focusing on cost efficiencies, so that we can leverage our fixed costs. And I think we would like to meet the model that we’re meeting now or that we are estimating for Q4 on a year in and year out basis. Because, obviously, based on our estimate, we’re approaching what was the three-year model.

Scott Hamann - KeyBanc Capital Markets - Analyst

So you’re saying it was the three-year model or is it still — are you saying there’s upside there or not quite yet?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

I’m saying that we are still holding onto that is our model. But we’re probably at this point taking a relook as to what we should actually say as to the model. I mean basically for the last three quarters, I’ve told you what the model’s going to be for two years, and then I hit it the next quarter. And so we’re going to probably stop — I don’t probably need to lay that out as much anymore and instead we’ll probably take a new approach for next year, as to what our — as to what we believe the sustainable model will be and not what it’s going to be in a couple years.

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MARCH 05, 2013 / 10:00PM GMT, SWHC - Q3 2013 SMITH & WESSON HLDG CORP Earnings Conference Call

Scott Hamann - KeyBanc Capital Markets - Analyst

Jeff, everyone always wants more, you know that.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes. (Laughter)

Scott Hamann - KeyBanc Capital Markets - Analyst

All right. Thanks a lot, guys.

Operator

There are no additional audio questions at this time. I would now like to turn the floor back over to Mr. James Debney for final remarks.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Operator. Against the backdrop of the ongoing national discussion, I referenced earlier, we at Smith & Wesson remain strong supporters of, and we intend to be defenders of The Constitution and The Second Amendment. I would like to encourage you to join our Company Preserve Your Rights Campaign by contacting your legislators and sharing your support of this important issue. We’ve made it easy for every one and anyone to do by simply visiting our website and signing on. It takes a matter of minutes. In closing, we look forward to seeing some of you at the Deutsche Bank Conference tomorrow in Boston, or at the Roth Conference in California on March 19. Thanks again to everyone for joining us and we look forward to speaking with you next quarter.

Operator

Thank you for your participation in today’s conference. This concludes the presentation, you may now disconnect. Good day.

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